EXHIBIT 99.1

            SUPREME INTERNATIONAL SIGNS AN AGREEMENT TO PURCHASE THE MANHATTAN AND JOHN HENRY BRANDS FROM SALANT CORPORATION

         Miami, FL, December 30, 1998 -- Supreme International Corporation (Nasdaq:SUPI) today announced that it has signed an agreement with Salant Corporation to purchase the Manhattan and John Henry brands.

         The purchase includes the John Henry, Manhattan, and Lady Manhattan trade names, the John Henry and Manhattan dress shirt inventory, the leasehold interest and the equipment in the dress shirt facility in Valle Hermosa, Mexico, and at Salant's facility in Andalusia, Alabama.

         George Feldenkreis, Chairman and Chief Executive Officer of Supreme International, commented, "This purchase underscores Supreme's commitment to building a strong portfolio of brands. The Manhattan brand is one of the oldest in the United States, and with the addition of Manhattan and John Henry to our existing array of brands, Supreme emerges as a force in the men's dress shirt business."

         Oscar Feldenkreis, President and Chief Operating Officer of Supreme Internatiaonal, concluded, "This purchase fits extremely well with our expansion plans in both the international and the licensing areas, and will allow us to continue to offer the best brand options and service to our retail customers."

                                    - more -

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SUPREME INTERNATIONAL SIGNS AN AGREEMENT TO                              PAGE: 2
PURCHASE THE MANHATTAN AND JOHN HENRY BRANDS
FROM SALANT CORPORATION

         Consummation of the transaction is subject to the satisfaction of a number of conditions including regulatory and bankruptcy court approval. It is expected that this transaction will close before March 31, 1999.

         Supreme International designs, imports, and markets men's and boy's fashion sportswear under a variety of brand names such as Natural Issue/registered trademark/, Tribute/registered trademark/, Grand Slam/registered trademark/, Penguin Sport/trademark/, Munsingwear/registered trademark/, Career Club/registered trademark/, Crossings/registered trademark/, John Henry/registered trademark/, Andrew Fezza/registered trademark/, Ping/registered trademark/, Tipos and PNB Nation. Supreme's products are sold to department stores, chain stores, specialty stores, and mass merchants throughout North America and other countries.

                                     # # #

FORWARD-LOOKING STATEMENTS (STATEMENTS WHICH ARE NOT HISTORICAL FACTS) IN THIS RELEASE ARE MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. SUPREME'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED OR INDICATED BY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN FASHION TRENDS, RISKS RELATING TO THE RETAIL INDUSTRY, USE OF CONTRACT MANUFACTURING AND FOREIGN SOURCING, IMPORT RESTRICTIONS, COMPETITION, SEASONALITY AND OTHER FACTORS. INVESTORS ARE CAUTIONED THAT ALL FORWARD-LOOKING STATEMENTS INVOLVE RISKS AND UNCERTAINTIES, INCLUDING THOSE RISKS AND UNCERTAINTIES DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.